UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 14, 2009

Commission File Number 1-33110

DEBT RESOLVE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	33-0889197
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

150 White Plains Road, Suite 108

Tarrytown, New York 10591

(Address of principal executive offices)

(914) 949-5500

(Registrant's telephone number)

This Current Report on Form 8-K is filed by Debt Resolve, Inc., a Delaware corporation (“Registrant”), in connection with the items described below.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 14, 2009, our Board of Directors concluded that its previously issued financial statements as of and for (i) the three and six month periods ended June 30, 2008, and (ii) the three and nine month periods ended September 30, 2008, should no longer be relied upon as a result of the Company having erroneously accounted for Company common stock issuances in the three months ended June 30, 2008, consisting of the recording of (i) a 450,000 share issuance for fundraising costs that was not previously recorded, (ii) the recording of a 50,000 share issuance for fundraising costs that was originally recorded in the three months ended September 30, 2008, and (iii) the recording of a 450,000 share issuance on April 1, 2008 for fundraising costs that was originally recorded using a valuation date of May 29, 2008.

Accordingly, we will restate our financial statements as of and for the three and six months ended June 30, 2008, and as of and for three and nine months ended September 30, 2008, by disclosing the effect of these errors in an amended Form 10-Q for the periods ended June 30, 2008 and amended Form 10-Q for the periods ended September 30, 2008, respectively. We expect to file the amended Reports within the next fifteen (15) days.

The errors were discovered in connection with our preparation and review of our Annual Report for the year ended December 31, 2008.

The Audit Committee of the Board of Directors authorized the Chief Financial Officer of the Registrant to discuss with the registrant’s independent accountant who agreed that the Company’s quarterly financial statements could not be relied upon and needed to be restated as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DEBT RESOLVE, INC.

(Registrant)

August 19, 2009	/s/ David M. Rainey
David M. Rainey
Interim Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary
(Principal Executive Officer)